CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Odelio R. Arouca, Chief Executive Officer and Chief Financial Officer of Indigo International, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of Indigo International, Inc. for the year ended November 30, 2011 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Indigo International, Inc.

Dated: March 14, 2012

/s/ Odelio R. Arouca
Odelio R. Arouca
CEO, CFO, Secretary and Treasurer and Director